UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2006

Berkshire Hathaway Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14905	47-0813844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Kiewit Plaza, Omaha, Nebraska 68131

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(402) 346-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

As announced on June 25, 2006, Warren E. Buffett, Chairman and Chief Executive Officer of Berkshire Hathaway Inc. (the “Corporation”), executed irrevocable pledges on June 26, 2006 to make annual gifts of Berkshire Hathaway Inc. Class B Common Stock (“Class B Stock”) throughout his lifetime for the benefit of the Bill and Melinda Gates Foundation (the “Gates Foundation”), the Susan Thompson Buffett Foundation and the private foundations of his three children. The announcement was made through an article published online by Fortune magazine on June 25, 2006, and available through a link featured on the Corporation’s website at www.berkshirehathaway.com. A total of 12,050,000 shares of Class B Stock, equivalent to the number of shares of Class B Stock issuable upon conversion of 401,666 shares of the Corporation’s Class A Common Stock (“Class A Stock”), is earmarked for contribution pursuant to these irrevocable pledges, with 10,000,000 of such shares earmarked for the benefit of the Gates Foundation. 401,666 shares of Class A Stock represents 30.9% of the aggregate voting power and 26.1% of the economic interest of the Corporation’s outstanding Common Stock.

The pledge to the Gates Foundation is subject to: (1) at least one of Bill Gates or Melinda French Gates remaining alive and active in the policy-setting and administration of the Gates Foundation, and (2) the annual gift being fully additive to the annual spending of at least 5% of the Gates Foundation’s net assets after a ramp-up period of two years. The pledges to the private foundations of Mr. Buffett’s three children are subject to his children remaining alive and active in their respective foundation’s activities. In addition, each of the pledges is subject to the respective foundations continuing to satisfy legal requirements qualifying the gifts as charitable and not subject to taxes. Until such time as shares of Class B Stock are contributed to these foundations, Mr. Buffett will continue to have sole voting power with respect to such shares (and, prior to conversion, to the shares of Class A Stock earmarked for conversion in order to permit these contributions).

The letters containing these pledges, which were executed by Mr. Buffett on June 26, 2006, were filed as exhibits to an Amendment to Schedule 13D (the “Schedule 13D Amendment”) filed by Mr. Buffett on June 27, 2006. In this Schedule 13D Amendment, Mr. Buffett states, among other things, that he has no plan or desire to step down from his position as Chairman and Chief Executive Officer of the Corporation. The Schedule 13D Amendment (including Mr. Buffett’s letters filed as exhibits thereto) is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Amendment to Schedule 13D filed by Warren E. Buffett on June 27, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY INC.

Date: June 27, 2006	By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Amendment to Schedule 13D filed by Warren E. Buffett on June 27, 2006

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